SCHEDULE 14A
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Tyson Foods, Inc.
 (Name of Registrant as Specified In Its Charter)

The Humane Society of the United States
Wayne Pacelle
Matthew Prescott
Anna West
Kristie Middleton
Joshua Balk
Paul Shapiro
Matthew Penzer
Carl C. Icahn
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On October 12, 2012, The Human Society of the United States issued a press release. The press release is incorporated herein and attached hereto as Exhibit 1.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE HUMANE SOCIETY OF THE UNITED STATES FROM THE STOCKHOLDERS OF TYSON FOODS, INC. FOR USE AT ITS 2013 ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF TYSON FOODS, INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.   INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN EXHIBIT 1 TO THE SCHEDULE 14A FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 2, 2012.  THE PARTICIPANTS HAVE NO INTEREST IN TYSON FOODS, INC. OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK, PAR VALUE $0.10 PER SHARE, OF TYSON FOODS, INC., AS DISCLOSED IN EXHIBIT 1 TO THE SCHEDULE 14A FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 2, 2012.  THE SCHEDULE 14A IS AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.
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EXHIBIT 1

FOR IMMEDIATE RELEASE

HSUS Statement on Tyson Foods’ Animal Welfare Announcement

(Oct. 12, 2012) – In response to Tyson Foods’ announcement today that it will launch a new animal welfare audit program for its supply chain, The Humane Society of the United States president and CEO, Wayne Pacelle, released the following statement:

“Audits are valuable if farm inspectors ask the right set of questions. We’ve not suggested that Tyson contractors are denying food to animals or intentionally abusing them, but that they are denying them enough space to even turn around. Tyson’s announcement would mean more if the company was getting its pork from farmers who do not confine sows in crates that immobilize the animals.”

The HSUS filed a complaint last May with the Securities and Exchange Commission, arguing that Tyson’s emphatic animal welfare assurances were hollow, given that the company lacked any meaningful audit program. That action came after an HSUS undercover investigation documented cruelty to pigs at a Wyoming pig farm that was supplying animals to Tyson. While Tyson has today announced an auditing program – which it somehow suggested it already had in place months ago – the company’s declaration today omits mention of the most pressing animal welfare issue of the day: the extreme confinement of pigs in gestation crates. The HSUS urges Tyson to follow Temple Grandin’s recommendation to end its use of gestation crates. The company is rapidly becoming an outlier by having no timetable to phase out its use of crates in its supply chain.

The HSUS’ SEC complaint alleges that Tyson violated federal securities law with its widely-distributed statements about animal welfare. Tyson’s statements were made in response to an HSUS undercover investigation at Wyoming Premium Farms, which, during the time of the investigation, was supplying pigs to Tyson Foods. A video from the undercover investigation revealed prolonged suffering of pigs, including virtually immobilized animals locked inside two-foot wide metal cages called gestation crates and severe abuse of mother pigs and piglets by workers. In response to the video, Tyson distributed statements that deceptively described its animal welfare policies. The HSUS’ complaint to the SEC alleges that Tyson’s claims to audit its suppliers under the pork industry’s “Pork Quality Assurance Plus” program were false, because that program has absolutely no enforceable animal welfare standards.

Media Contact: Anna West: 240-751-2669; awest@humanesociety.org

Follow The HSUS on Twitter. See our work for animals on your Apple or Android device by searching for our “Humane TV” app.

The Humane Society of the United States is the nation’s largest animal protection organization. For more than a half-century The HSUS has been fighting for the protection of all animals through advocacy, education and hands-on programs. We are supported by more than 11 million Americans. The HSUS - Celebrating animals and confronting cruelty. On the Web at humanesociety.org.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE HUMANE SOCIETY OF THE UNITED STATES FROM THE STOCKHOLDERS OF TYSON FOODS, INC. FOR USE AT ITS 2013 ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF TYSON FOODS, INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN EXHIBIT 1 TO THE SCHEDULE 14A, FILED BY THE PARTICIPANTS ON OCTOBER 2, 2012. THE PARTICIPANTS HAVE NO INTEREST IN TYSON FOODS, INC. OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK, PAR VALUE $0.10 PER SHARE, OF TYSON FOODS, INC., AS DISCLOSED IN THE SCHEDULE 14A. THE SCHEDULE 14A IS AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.